Third Quarter 2026 Earnings Results October 27, 2026

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Third quarter sales were $2,043 million, up 11 percent compared to last year driven by strength across all major product lines within Polaris Powersports and Marine.
•Third quarter reported diluted earnings per share was $0.66; adjusted diluted earnings per share was $1.08.
•Third quarter market share gains in off-road vehicles (ORV), our sixth straight quarter of share gains, and Marine.
•Polaris Utility ORV retail sales for the quarter, excluding Youth, were up six percent versus last year. ORV retail sales were up two percent, excluding Youth.
•The Company's third quarter results include $10 million of tariff refunds, which benefited adjusted EPS by $0.13.
•Polaris is raising full year 2026 guidance to adjusted EPS of $3.50 to $3.60 from $3.00 to $3.10.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended September 30, 2026	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,042.6	11%	$2,041.8	11%
Gross profit margin	21.2%	+52 bps	21.2%	+53 bps
Total operating expenses	$375.5	(1)%
Net income attributable to Polaris	$38.4	NM	$63.1	171%
Net income attributable to Polaris margin . . . . . . . . . . . .	1.9%	+274 bps
Adjusted EBITDA margin*			8.8%	+118 bps
Diluted EPS attributable to Polaris	$0.66	NM	$1.08	163%

NM = Not meaningful
*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
"The Polaris team delivered another strong quarter, reflecting progress we’ve made to strengthen Polaris and position the business for sustainable, profitable growth. Our disciplined approach to dealer inventory, focus on operational excellence and pace of innovation are driving continued share gains and improved financial performance, enabling us to raise our full-year guidance for the third time this year. We remain confident in our long-term strategy and are well positioned to continue building on this momentum."

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (October 27, 2026) - Polaris Inc. (NYSE: PII) (the "Company") today released third quarter 2026 results. For the third quarter, the Company reported worldwide sales of $2,043 million, up 11 percent versus the third quarter of 2025. North America sales of $1,815 million represented 89 percent of total Company sales and increased 14 percent from $1,586 million in the third quarter of 2025. International sales of $228 million represented 11 percent of total Company sales and decreased 11 percent versus the third quarter of 2025. Total Company sales in the third quarter of 2026 were positively impacted by higher shipment volumes and positive net price partially offset by the divestiture of Indian Motorcycle.

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Third Quarter 2026 Earnings Results
Gross profit margin increased 52 basis points to 21.2 percent for the third quarter, as compared to the third quarter of 2025. Adjusted gross profit margin of 21.2 percent increased 53 basis points primarily driven by positive net price and operational efficiencies somewhat offset by higher commodity costs compared to the third quarter of 2025.

Operating expenses were $376 million in the third quarter of 2026, compared to $380 million in the third quarter of 2025. Operating expenses as a percentage of sales were 18.4 percent, down 223 basis points in the third quarter of 2026 compared to the third quarter of 2025.

For the third quarter, net income attributable to Polaris was $38 million, or $0.66 per diluted share, compared to a net loss attributable to Polaris of $16 million, or $0.28 net loss per diluted share in the third quarter of 2025. Adjusted net income attributable to Polaris for the quarter was $63 million and adjusted EPS was $1.08.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q3 2026	Q3 2025	Change	Q3 2026	Q3 2025	Change
Polaris Powersports	$1,822.1	$1,543.2	18%	22.3%	22.2%	+5 bps
Marine	$133.4	$103.4	29%	11.9%	11.4%	+43 bps
Aixam & Goupil	$68.0	$77.3	(12)%	27.5%	28.0%	-47 bps
Corporate	$19.1	$117.7	NM

Polaris Powersports segment results were primarily driven by these factors:
•Sales were driven by higher ORV, Commercial and snowmobile shipment volumes and positive net price.
•PG&A sales increased 19 percent compared to the third quarter of 2025.
•Gross profit margin performance was driven by higher net price and favorable operating costs and partially offset by higher commodity and logistics costs and incremental tariffs. Results include a tariff refund of approximately $6 million.
•Polaris North America ORV unit retail sales were up low-single digits year-over-year. Estimated North America industry ORV unit retail sales were flat compared to the third quarter of 2025.

Marine segment results were primarily driven by these factors:
•Sales were driven by favorable product mix and higher pontoon shipments.
•Gross profit margin performance was impacted by positive product mix.

Aixam & Goupil segment results were primarily driven by these factors:
•Sales were driven by lower Aixam shipments.
•PG&A sales increased three percent.
•Gross profit margin performance was driven by decreased leverage of fixed costs as a result of reduced shipments.

Corporate includes results related to previously divested businesses and related transition services and supply agreements.

2026 BUSINESS OUTLOOK
The Company is raising 2026 full year adjusted sales and adjusted EPS guidance. The Company now expects 2026 adjusted sales to be between $7.55 billion to $7.60 billion versus prior guidance of $7.30 billion to $7.50 billion. The Company now expects adjusted EPS of $3.50 to $3.60 versus prior guidance of $3.00 to $3.10, of which approximately $1.09 is attributed to the benefit of tariff refunds recorded in the second and third quarters of 2026.

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Third Quarter 2026 Earnings Results
The Company has not provided reconciliations of guidance for adjusted sales or earnings per share in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call materials contain certain non-GAAP financial measures, including “adjusted" sales, gross profit margin, income before income taxes, net income (loss) attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA margin, and free cash flow and “operational adjusted” gross profit margin, EBITDA margin, EPS attributed to Polaris Inc. as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this presentation. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 8:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2026 third quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 0439231. A replay of the webcast will be available by accessing the same link on our website at ir.polaris.com or by phone dialing 1-855-669-9658 in the U.S., or 1-412-317-0088 internationally using access code 7008833.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) has been defining and redefining outdoor adventure since 1954. Polaris delivers industry-shaping off-road vehicles, snowmobiles, boats, military, quadricycles, and commercial transportation vehicles, along with an expansive portfolio of parts, garments, and accessories. Its lineup includes some of the most iconic brands in powersports including the RANGER, RZR, Polaris XPEDITION, Bennington pontoons, Slingshot, and more. Headquartered in Minnesota and serving customers in nearly 100 countries, Polaris continues to set the standard for performance, quality, and unmatched service. Explore more at www.polaris.com.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2026 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives, including its supply chain localization strategy; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions, and to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to realize anticipated cost savings and margin improvements from lean manufacturing, operational efficiency, and portfolio optimization initiatives; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; freight and tariff costs (including the timing, amount and finality of tariff relief or other opportunities to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); the Company’s ability to derive the expected benefits from the Indian Motorcycle separation, including the separation being accretive, within the expected timeline or at all; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this press release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only Polaris Powersports and Marine in North America, unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Third Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Sales	$2,042.6	$1,841.6	$5,724.1	$5,230.1
Cost of sales	1,610.2	1,461.3	4,478.6	4,245.6
Gross profit	432.4	380.3	1,245.5	984.5
Operating expenses:
Selling and marketing	124.9	126.7	350.8	368.9
Research and development	88.2	92.8	264.1	266.0
General and administrative	160.6	117.8	466.0	347.9
Goodwill impairment	—	—	—	52.6
Loss on disposal groups	1.8	42.3	30.9	42.3
Total operating expenses	375.5	379.6	1,111.8	1,077.7
Income from financial services	16.5	19.7	49.4	64.6
Operating income (loss)	73.4	20.4	183.1	(28.6)
Non-operating expense:
Interest expense	28.2	33.1	92.3	100.4
Other (income) expense, net	(11.0)	(0.6)	(41.1)	46.8
Income (loss) before income taxes	56.2	(12.1)	131.9	(175.8)
Provision (benefit) for income taxes	17.6	3.6	33.9	(14.3)
Net income (loss)	38.6	(15.7)	98.0	(161.5)
Net income attributable to noncontrolling interest	(0.2)	(0.1)	(0.6)	(0.4)
Net income (loss) attributable to Polaris Inc.	$38.4	$(15.8)	$97.4	$(161.9)

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Basic	$0.67	$(0.28)	$1.69	$(2.84)
Diluted	$0.66	$(0.28)	$1.67	$(2.84)
Weighted average shares outstanding:
Basic	57.6	56.9	57.5	56.9
Diluted	58.5	56.9	58.3	56.9

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Third Quarter 2026 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	September 30, 2026	September 30, 2025

Assets
Current assets:
Cash and cash equivalents	$301.7	$335.5
Trade receivables, net	276.8	230.3
Inventories, net	1,544.9	1,697.3
Prepaid expenses and other	272.4	311.1
Income taxes receivable	21.1	29.0
Current assets held for sale	22.3	—
Total current assets	2,439.2	2,603.2
Property and equipment, net	975.8	1,081.6
Investment in finance affiliate	90.9	127.6
Deferred tax assets	536.3	423.7
Goodwill and other intangible assets, net	785.6	874.7
Operating lease assets	127.6	118.8
Other long-term assets	95.9	75.8
Total assets	$5,051.3	$5,305.4
Liabilities and Equity
Current liabilities:
Current financing obligations	$35.2	$434.8
Accounts payable	903.4	808.8
Accrued expenses	1,312.3	1,266.0
Other current liabilities	41.9	37.9
Total current liabilities	2,292.8	2,547.5
Long-term financing obligations	1,593.2	1,299.8
Other long-term liabilities	313.7	297.7
Total liabilities	$4,199.7	$4,145.0
Deferred compensation	2.7	6.5
Equity:
Total shareholders’ equity	844.5	1,149.5
Noncontrolling interest	4.4	4.4
Total equity	848.9	1,153.9
Total liabilities and equity	$5,051.3	$5,305.4

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Third Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Nine months ended September 30,
	2026	2025
Operating Activities:
Net income (loss)	$98.0	$(161.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	196.1	218.9
Noncash compensation	48.9	49.1
Noncash income from financial services	(27.2)	(32.3)
Deferred income taxes	(11.3)	(37.7)
Impairment charges	—	102.0
Loss on disposal groups	30.9	42.3
Other, net	3.9	(0.7)
Changes in operating assets and liabilities:
Trade receivables	(47.1)	(25.6)
Inventories	(153.9)	77.1
Accounts payable	119.5	236.7
Accrued expenses	(48.2)	(0.1)
Income taxes payable/receivable	(12.5)	(6.6)
Prepaid expenses and other, net	94.7	100.7
Net cash provided by operating activities	291.8	562.3
Investing Activities:
Purchase of property and equipment, net	(140.3)	(118.2)
Distributions from finance affiliate, net	67.8	41.4
Investments in and distributions from other affiliates, net	(19.5)	—
Sale of businesses	(78.6)	—
Net cash used for investing activities	(170.6)	(76.8)
Financing Activities:
Borrowings (repayments) under revolving loan facility, net	114.9	32.7
Repayments under financing obligations	(26.8)	(379.4)
Repurchase and retirement of common shares	(9.3)	(2.4)
Cash dividends to shareholders	(116.3)	(113.0)
Cash dividend to noncontrolling interest	(0.7)	(0.2)
Proceeds from stock issuances under employee plans	4.5	3.1
Net cash used for financing activities	(33.7)	(459.2)
Impact of currency exchange rates on cash balances	(5.7)	22.2

Net increase in cash, cash equivalents and restricted cash	81.8	48.5
Cash, cash equivalents and restricted cash at beginning of period	236.3	303.0
Cash, cash equivalents and restricted cash at end of period	$318.1	$351.5

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$301.7	$335.5
Other long-term assets	16.4	16.0
Total	$318.1	$351.5

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Third Quarter 2026 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Sales	2,042.6	1,841.6	5,724.1	5,230.1
Restructuring (2)	(0.8)	—	(0.8)	—
Product wind downs (3)	—	(3.6)	—	(7.9)
Adjusted sales	2,041.8	1,838.0	5,723.3	5,222.2

Gross profit	432.4	380.3	1,245.5	984.5
Restructuring (2)	1.0	—	12.4	1.8
Product wind downs (3)	—	0.1	—	9.3
Adjusted gross profit	433.4	380.4	1,257.9	995.6

Gross profit margin	21.2%	20.6%	21.8%	18.8%
Adjusted gross profit margin	21.2%	20.7%	22.0%	19.1%

Income (loss) before income taxes	56.2	(12.1)	131.9	(175.8)
Acquisition-related costs (1)	—	0.1	—	0.1
Restructuring (2)	1.6	2.7	18.3	8.2
Product wind downs (3)	—	0.2	—	9.5
Intangible amortization (4)	4.4	4.4	13.2	13.2
Litigation-related expenses (6)	24.6	1.5	28.0	6.5
Impairment charges (7)	—	—	2.2	102.0
Distressed supplier support payments (8)	—	—	22.5	—
Loss on disposal groups (9)	1.8	42.3	30.9	42.3
Adjusted income before income taxes	88.6	39.1	247.0	6.0

Net income (loss) attributable to Polaris Inc.	38.4	(15.8)	97.4	(161.9)
Acquisition-related costs (1)	—	0.1	—	0.1
Restructuring (2)	1.3	2.2	14.0	6.3
Product wind downs (3)	—	0.1	—	7.2
Intangible amortization (4)	3.4	3.4	10.1	10.1
Litigation-related expenses (6)	18.7	1.1	21.3	4.9
Impairment charges (7)	—	—	2.2	96.2
Distressed supplier support payments (8)	—	—	17.1	—
Loss on disposal groups (9)	1.3	32.2	23.5	32.2
Adjusted net income (loss) attributable to Polaris Inc.(10)	63.1	23.3	185.6	(4.9)

Diluted EPS attributable to Polaris Inc.	$0.66	$(0.28)	$1.67	$(2.84)
Restructuring (2)	0.02	0.04	0.24	0.10
Product wind downs (3)	—	—	—	0.13
Intangible amortization (4)	0.06	0.06	0.17	0.18
Litigation-related expenses (6)	0.32	0.02	0.37	0.08
Impairment charges (7)	—	—	0.04	1.69
Distressed supplier support payments (8)	—	—	0.29	—
Loss on disposal groups (9)	0.02	0.57	0.40	0.57
Adjusted EPS attributable to Polaris Inc. (10)	$1.08	$0.41	$3.18	$(0.09)

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 7

Third Quarter 2026 Earnings Results

Adjusted sales	$2,041.8	$1,838.0	$5,723.3	$5,222.2

Net income (loss)	$38.6	$(15.7)	$98.0	$(161.5)
Provision (benefit) for income taxes	17.6	3.6	33.9	(14.3)
Interest expense	28.2	33.1	92.3	100.4
Depreciation	63.0	66.7	182.3	201.0
Intangible amortization (5)	4.6	5.9	13.8	17.9
Acquisition-related costs (1)	—	0.1	—	0.1
Restructuring (2)	1.6	2.7	18.3	8.2
Product wind downs (3)	—	0.2	—	9.5
Litigation-related expenses (6)	24.6	1.5	28.0	6.5
Impairment charges (7)	—	—	2.2	102.0
Distressed supplier support payments (8)	—	—	22.5	—
Loss on disposal groups (9)	1.8	42.3	30.9	42.3
Adjusted EBITDA	$180.0	$140.4	$522.2	$312.1
Adjusted EBITDA Margin	8.8%	7.6%	9.1%	6.0%

(1) Represents adjustments for integration and acquisition-related expenses
(2) Represents adjustments for corporate restructuring
(3) Represents adjustments related to product wind downs
(4) Represents amortization expense for intangible assets acquired through business combinations
(5) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(6) Represents adjustments for pending class action lawsuit settlements and the related litigation costs, as well as certain legal costs associated with the Company's active federal patent infringement matter
(7) Represents goodwill and strategic investment impairment charges
(8) Represents charges attributable to payments made in support of a distressed supplier
(9) Represents the loss associated with the separation of the Company's Indian Motorcycle business, as well as impairment and other charges related to certain other assets sold or classified as held for sale
(10) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2026 and 2025, except for non-deductible items

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Third Quarter 2026 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Nine months ended September 30,
	2026	2025

Net cash provided by operating activities	$291.8	$562.3
Purchase of property and equipment, net	(140.3)	(118.2)
Distributions from finance affiliate, net	67.8	41.4
Adjusted free cash flow	$219.3	$485.5

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
SEGMENT GROSS PROFIT	2026	2025	2026	2025
Polaris Powersports segment gross profit	$405.8	$342.9	$1,131.6	$850.4
Restructuring (1)	1.9	—	9.7	1.8
Adjusted Polaris Powersports segment gross profit	407.7	342.9	1,141.3	852.2

Marine segment gross profit	15.8	11.8	63.2	52.7
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	15.8	11.8	63.2	52.7

Aixam & Goupil segment gross profit	18.7	21.6	62.4	58.7
No adjustment	—	—	—	—
Adjusted Aixam & Goupil segment gross profit	18.7	21.6	62.4	58.7

Corporate gross profit	(7.9)	4.0	(11.7)	22.7
Restructuring (1)	(0.9)	—	2.7	—
Product wind downs (2)	—	0.1	—	9.3
Adjusted Corporate gross profit	(8.8)	4.1	(9.0)	32.0

Total gross profit	432.4	380.3	1,245.5	984.5
Restructuring (1)	1.0	—	12.4	1.8
Product wind downs (2)	—	0.1	—	9.3
Adjusted total gross profit	$433.4	$380.4	$1,257.9	$995.6

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs

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Third Quarter 2026 Earnings Results

NON-GAAP ADJUSTMENTS
Third Quarter 2026 Results

Restructuring Costs
The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business. For the third quarter of 2026, Polaris recorded costs totaling $1.6 million, which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income (loss) metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the third quarter of 2026, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

Loss on Disposal Groups
For the third quarter of 2026, Polaris recorded net adjustments of $1.8 million related to the separation of its Indian Motorcycle business and impairment and other charges related to certain other assets sold. These adjustments were included as non-GAAP adjustments.

Additional Adjustments
For the third quarter of 2026, the Company recorded $24.6 million of expenses related to pending class action lawsuit settlements and the related legal costs, as well as certain costs associated with the Company's active patent infringement matter. These expenses were included as a non-GAAP adjustment.

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